UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01    Other Events.

Simpson Manufacturing Co., Inc. (the “Company”) has decided to close its sales offices in Hong Kong, Beijing, Dubai and Thailand due to continued losses in these operations. The Company will continue to maintain its manufacturing facility in Zhangjiagang, China, its sourcing offices in China and Taiwan and its engineering office in Vietnam. The Company will also continue supporting its sales offices in Australia, New Zealand and South Africa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: March 17, 2015	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer

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